Exhibit 5

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

November 20, 2018

Hanger, Inc.

10910 Domain Drive, Suite 300

Austin, Texas 78758

Re:                             Hanger, Inc. Registration on Form S-8

Ladies and Gentlemen:

We have served as counsel to Hanger, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to an offering by the Company of up to a total of 3,631,865 shares of the Company’s common stock, par value $.01 per share (the “Shares”), which may be issued pursuant to the Company’s 2016 Omnibus Incentive Plan and the Company’s Special Equity Plan (collectively, the “Plans”).

In connection with our representation, we have examined (1) the Restated Certificate of Incorporation of the Company, and all amendments thereto, (2) the Amended and Restated By-Laws of the Company, as amended, (3) the Registration Statement, (4) the Plans and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

Based upon and pursuant to the foregoing, we are of the opinion that the Shares, when issued by the Company pursuant to the terms and conditions of the Plans and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Foley & Lardner LLP

AUSTIN	DETROIT	MEXICO CITY	SACRAMENTO	TAMPA
BOSTON	HOUSTON	MIAMI	SAN DIEGO	WASHINGTON, D.C.
CHICAGO	JACKSONVILLE	MILWAUKEE	SAN FRANCISCO	BRUSSELS
DALLAS	LOS ANGELES	NEW YORK	SILICON VALLEY	TOKYO
DENVER	MADISON	ORLANDO	TALLAHASSEE